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                                                                   Exhibit 10.31


                          ROSEDALE WALLCOVERINGS INC.

                         LEASE OF 214 COURTLAND AVENUE
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                                     LEASE               NET, FREE-STANDING.IND
                                     INDEX

PART 1 - DEMISE AND INTERPRETATION

1.1         Demise
1.2         Schedules
1.3         Basic Principles
1.4         Interpretation

PART 2 - PREMISES

2.1         Zoning

PART 3 - NET RENT

3.1         Net Rent
3.2         Tenant to Pay Rent
3.3         INTENTIONALLY DELETED
3.4         Deposits

PART 4 - TENANT'S COVENANT TO PAY OPERATING
         COSTS, TAXES AND UTILITIES

4.1.1       Business Taxes
4.1.2       Realty Taxes
4.1.3       Sales Taxes
4.1.4       Water Rates
4.1.5       Utilities
4.1.6       Insurance
4.1.7       Management Fee

PART 5 - TENANT'S OTHER COVENANTS

5.1.1       Rules
5.1.2       Use of Premises
5.1.3       Damage
5.1.4       Nuisance
5.1.5       Exhibiting Premises
5.1.6       Overholding
5.1.7       Heat
5.1.8       Invoices and Receipts
5.1.9       Compliance with Laws

PART 6 - TRANSFERS

6.1.1       Consent Required
6.1.2       Conditions
6.1.3       No Release
6.1.4       Processing Fee

PART 7 - LANDLORD'S COVENANTS

7.1.1       Quiet Enjoyment
7.1.2       Taxes

PART 8 - INSURANCE

8.1         Landlord's Insurance
8.2         Tenant's Insurance
8.3         Increase in Insurance Premiums
8.4         Cancellation of Insurance
8.5         Mutual Release
8.6         Mutual Indemnity

PART 9 - REPAIRS AND MAINTENANCE

9.1         Landlord's Repairs
9.2         Tenant's Repairs
9.3         Repair Where the Tenant is at Fault
9.4         Tenant Not to Overload Facilities
9.5         Entry by the Landlord
9.6         Preservation of Premises

 .../2
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INDEX CONTINUED...

PART 10 - DAMAGE AND DESTRUCTION

10.1        Destruction of Building

PART 11 - TENANT'S ALTERATIONS

11.1        Alterations to Premises
11.2        Removal of Fixtures
11.3        Surrender of Premises
11.4        Signs

PART 12 - DEFAULTS

12.1        Landlord May Perform Tenant's Covenants
12.2        Default
12.3        Re-Entry
12.4        Remedies Generally
12.5        Distress
12.6        Default by Landlord
12.7        Effect of Termination
12.8        Accord and Satisfaction

PART 13 - LANDLORD'S TITLE

13.1        Condemnation
13.2        Expropriation
13.3        Assignment of Landlord's Interest
13.4        Priority of Lease
13.5        Liens
13.6        Registration

PART 14 - GENERAL

14.1        Non-Waiver
14.2        Force Majeure
14.3        Entire Agreement
14.4        Public Policies
14.5        Planning Act
14.6        Notice
14.7        Severability
14.8        Counterparts
14.9        Certificates
14.10       Amendments
14.11       No Offer
14.12       Joint and Several
14.13       Enurement
14.14       Authorization
14.15       Construction

PART 15 - INDEMNITY

15.1

SCHEDULES:

"A"         - Optional
"B"         - Definitions
"C"         - Rules
"D"         - Special Provisions
"E"         - Fixturing Schedule
"E-l"       - Landlord's Work
"F"         - DELETED
"G"         - Option to Extend
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                                 KEY ITEM INDEX

1.    BUILDING

      214 Courtland Avenue, Vaughan, Ontario

2.    TERM

      Ten (10) years commencing on November 1, 1994 and ending on October 31, 2004.

3.    SQUARE FOOTAGE OF THE BUILDING

      47,104

4.    USE

      Warehousing and distribution of wallpapers and related office, studio and distribution uses.

5.    NET RENT

                                           ANNUALLY         MONTHLY
      $3.75 per square foot per annum.    $176,640.00       $14,700.00

5.1   MANAGEMENT FEE

      $250.00 per month.

6.    MANAGER AND MANAGER'S ADDRESS

      MANAGER:   Sorbara Services Inc.

      ADDRESS:   3700 Steeles Avenue West
                 Suite 800
                 Woodbridge, Ontario
                 L4L 8M9

7.    RENT DEPOSIT

      $12,953.60

8.    SECURITY DEPOSIT

      N/A

9.    TENANT' S ADDRESS FOR SERVICE PRIOR TO COMMENCEMENT DATE

      c/o Torkin, Manes, Cohen & Arbus
      Barristers and Solicitors
      151 Yonge Street
      Suite 1500
      Toronto, Ontario
      M5C 2W7

      Attention:   P. Christo

SCHEDULES:

"A"   - Optional
"B"   - Definitions
"C"   - Rules
"D"   - Special Provisions
"E"   - Fixturing Schedule
"E-1" - Landlord's Work
"F"   - DELETED
"G"   - Option to Extend

                                     LEASE              NET, FREE-STANDING. IND

THIS LEASE, made on the 6 day of July 1994

BETWEEN:

            N.H.D. PROPERTIES LIMITED
            (hereinafter called the "Landlord")

                                                              OF THE FIRST PART;
            - and -

            ROSEDALE WALLCOVERINGS INC.
            (hereinafter called the "Tenant")

                                                             OF THE SECOND PART;

                       PART 1 - DEMISE AND INTERPRETATION

1.1 In consideration of the rents, covenants and agreements which the Tenant has agreed to pay, observe and perform, the Landlord hereby leases and demises the Premises to the Tenant for the Term at the rent and upon the other terms and conditions of this Lease.

1.2 The Key Item Index and all Schedules to this Lease form part of this Lease. In the event of any conflict between the terms of this Lease and the terms of Schedule "D", the terms of Schedule "D" shall apply to the extent of the conflict.

1.3 This Lease is a business agreement in respect of the leasing of real property. Each party agrees to act in good faith and in a commercially reasonable manner in accordance with this Lease in enjoying and performing its rights and obligations in this Lease and where the consent or approval by a party is required regarding any matter, such approval shall not, unless otherwise specified herein, be unreasonably withheld or delayed. It is agreed that this Lease shall be an absolutely net lease for the Landlord and that Rent shall be received by the Landlord free of any cost or obligation concerning the Premises or the Building unless specified in this Lease. Each provision of this Lease applicable to each party although not expressed as a covenant, shall be construed to be a covenant of such party for all purposes and each party covenants to perform its covenants hereunder.

1.4 This Lease shall be construed in accordance with the laws of the Province of Ontario. The parties attorn to the exclusive jurisdiction of the courts of Ontario to deal with all actions in respect of this Lease. The section headings of this Lease and the Table of Contents, if any, have been inserted for convenience of reference only and shall not be referred to in the interpretation of this Lease. This Lease shall be read with all changes of gender and number required by the context. Time shall be of the essence of this Lease and each of the provisions hereof.

                               PART 2 - PREMISES

2.1 The Tenant has satisfied itself that the use permitted by this Lease conforms to all existing Laws and agrees that its covenants and obligations herein contained shall not be affected in the event it is or hereafter becomes disentitled, in whole or in part, from carrying on the aforesaid use in or upon the Premises.

                               PART 3 - NET RENT

3.1 From and after the Commencement Date, the Tenant shall pay to the Landlord an annual net rent (hereinafter referred to as "Net Rent") calculated at the rates set forth in paragraph 5 of the Key Item Index.

            Net Rent so calculated shall be payable in equal monthly instalments in advance on the first day of each month. If the Commencement Date is not the first day of a month, or the Term expires on a day which is not the last day of a month, the first or last instalment of Net Rent as the case may be shall be payable on the Commencement Date for the broken portion of the month at the beginning of the Term, or the first day of the month for the broken period at the end of the Term, calculated at a per diem rate of 1/365th of the then annual Net Rent.

3.2 The Tenant covenants to pay Rent without any deduction, abatement or set of f except as specified in this Lease, without any prior demand therefor. All Rent in arrears shall bear interest at the Prescribed Interest Rate from the date on which the same became due until the date of payment. All Rent shall be paid by the Tenant to the Landlord at the address in Key Item 6 or to such other person or at such other place in Canada as the Landlord or the Manager may designate in writing from time to time.

3.3         INTENTIONALLY DELETED.

3.4 The parties acknowledge that the Tenant has deposited with the Landlord a deposit in the amount set forth in Key Item 7 on account of the first Rent to be due during the Term.


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                                       -2-


               PART 4 - TENANT'S COVENANT TO PAY OPERATING COSTS,
                               TAXES AND UTILITIES

4.1         The Tenant shall pay:

      .1 on a timely basis to the appropriate municipality all Business Taxes properly owing in respect of each and every business conducted at, in, upon, through or from the Premises during the Term by the Tenant or any other person;

      .2 to the Landlord all Realty Taxes imposed or assessed against the Premises or any part thereof, or against the Landlord on account of the Premises, their use or occupation.

            Prior to the commencement of each calendar year during the Term, the Landlord will estimate the Realty Taxes for the next calendar year and the Tenant will pay one-ninth of the estimated amount in nine consecutive, monthly instalments, payable on the first day of each of the first nine months of the ensuing calendar year. Notwithstanding the foregoing, if on any such payment date the Landlord has not received from the Tenant sufficient tax instalments to pay the full amount of the Realty Taxes then owing, the Tenant shall forthwith, upon demand, pay to the Landlord the amount of the deficiency.

            If the first and last years of the Term are not full calendar years, the Tenant shall pay the Realty Taxes for those years (pro-rated accordingly) as estimated by the Landlord, upon demand, provided that no demand may be made unless the Realty Taxes demanded are payable, paid or will not fall due until after the end of the Term.

            Where Realty Taxes are estimated by the Landlord all necessary adjustments will be made when the final tax bills for the year in question have been received;

      .3 any Sales Taxes upon demand. The Landlord shall, upon the request of the Tenant, prepare and execute such forms as may be necessary to establish the amount that the Tenant has paid to the Landlord under this section;

      .4 directly to the appropriate authorities when due all water rates that may be levied, rated, charged or assessed against the Premises, such amounts to be estimated by the Landlord and paid by the Tenant to the Landlord monthly;

      .5 directly to the appropriate authorities when due all charges for Utilities used upon or in respect of the Premises and for fittings, machines, apparatus, meters or other things leased in respect thereof and for all work or services performed by any person in connection with such Utilities or equipment; and

      .6 to the Landlord on a monthly basis the cost of the insurance maintained by the Landlord pursuant to Section 8.1 of this Lease, which insurance the Landlord hereby warrants shall be competively priced;

      .7 to pay to the Landlord, on a monthly basis on the first day of the month, a management fee at the rate specified in paragraph 5.1 of the Key Item Index.

                        PART 5 - TENANT'S OTHER COVENANTS

5.1         The Tenant covenants with the Landlord that it shall:

      .1    observe, and ensure that all of its Invitees observe, the Rules;

      .2 use the Premises only for the purpose set out in paragraph 4 of the Key Item Index and for no other purpose. The Tenant shall not use or permit or suffer the use of the Premises or any part thereof to generate, manufacture, refine, treat, transport, store, handle, dispose of, transfer, produce or process any Hazardous Substances except in strict compliance with all applicable federal, provincial or municipal laws or regulations, including, without limitation, environmental, land use, occupational, health and safety laws, regulations, requirements or permits, and only if the use of such Hazardous Substances are necessary for the conduct of the Tenant's business in compliance with the use permitted in this section. Without limiting the generality of the foregoing, the Tenant shall not use the Premises as a waste disposal site or accept waste from outside of the Premises for transfer, temporary storage or any other reason whatsoever. The Tenant shall indemnify and save harmless the Landlord from any liability arising from the existence of Hazardous Substances in, or upon, the Premises;

      .3 not do or allow any act of waste, damage or injury to the Building or to the Premises or any fixtures, improvements, alterations, additions or equipment in or upon the Building or the Premises and that the Tenant shall not bring into the Premises any item that by


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                                       -3-


            reason of its weight, size or operation might damage any part of the Premises;

      .4 not do anything on the Premises that may be dangerous, offensive or may be a nuisance to the Landlord. The use permitted by this Lease shall not constitute a nuisance provided the Tenant complies with all Laws and the rules and regulations of all utility authorities in force from time to time in respect of the environment, the Tenant's business and operations, the condition, equipment, maintenance, use, environment or occupation of the Premises and the Tenant hereby covenants to comply with all such Laws;

      .5 permit the Landlord or its agents or servants to enter the Premises from time to time during the last six (6) months of the Term at reasonable hours to exhibit the Premises to prospective tenants;

      .6 if it continues to occupy the Premises beyond the date on which the Term expires, with or without the consent of the Landlord, and without a further written agreement, become a monthly tenant and shall be subject to the same terms and conditions of this Lease, except as to the length of the Term, any inducements and the Net Rent. The Tenant agrees to pay Net Rent in an amount equal to 150% of the amount payable under this Lease for the last month of the Term, but the acceptance of Rent by the Landlord shall not in any way renew this Lease as a yearly tenancy; and

      .7 heat the Building in a reasonable manner and at its own expense to a sufficient temperature at all times so that the Building and its installations shall not be damaged by frost or cold;

      .8 deliver promptly to the Landlord if the Landlord makes a written request therefor, copies of all invoices respecting any item which it is the Tenant's obligation to pay pursuant to this Lease and evidence of payment of same;

      .9 at its sole cost and expense, comply with all Laws which relate to the Premises or to the making of any repairs, replacements, alterations, additions, changes, substitutions or improvements of or to the Premises. The Tenant agrees that all such repairs, replacements, alterations, additions, changes, substitutions or improvements shall forthwith become the property of the Landlord and the Tenant will comply with all police, fire and sanitary regulations imposed by any governmental, provincial and municipal authorities or made by any insurance underwriters and shall observe and obey all governmental and municipal regulations and any other requirements governing the conduct of any business in or upon the Premises.

                               PART 6 - TRANSFERS

   6.1.1 The Tenant acknowledges that the Landlord agreed to enter into this Lease as a result of the business and personal characteristics of the original Tenant and its acceptability to the Landlord. It is agreed by the Tenant that if a Transfer is proposed, the Landlord is entitled to determine if the proposed transferee and its use is reasonably acceptable to the Landlord and the Tenant covenants that no Transfer affecting the Tenant, this Lease, the Premises or the business of the Tenant on the Premises shall be permitted or effective until the Landlord's written consent to the Transfer is delivered to the Tenant. The Tenant shall deliver to the Landlord its written request for consent to a Transfer together with copies of the proposed Transfer documents and shall provide the Landlord with full particulars of the proposed Transfer and the business and financial responsibility and standing of the proposed transferee;

      .2 It shall be deemed reasonable for the Landlord to require as a condition of its consent to a Transfer that the proposed transferee agree with the Landlord to assume and perform each of the covenants, obligations and agreements of the Tenant in this Lease by executing a written agreement to do so in the form required by the Landlord.

            The Landlord shall have a reasonable time to consider any request for its approval of a Transfer, which in no event shall be less than fifteen (15) days from the date upon which the Landlord has received the last of the Tenant's request, all of the information it requires to make its decision, and the processing fee referred to in section 6.1.4;

      .3 No Transfer or other disposition by the Tenant of this Lease or of any interest under this Lease, shall release the Tenant from the performance of any of its covenants under this Lease and the Tenant shall continue to be bound by this Lease. If this Lease is disclaimed or terminated by any trustee in bankruptcy of any transferee of this Lease, the original Tenant named in this Lease, upon notice from the Landlord shall enter into a lease with the Landlord upon the same terms and conditions as contained herein except for the duration of the term which shall commence on the date of such disclaimer or termination and which shall expire on the date this Lease would have expired if such disclaimer or termination had


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                                       -4-


            not occurred. The liability of the Tenant in this Section 6.1.3 shall continue during the Term and during any period during which it is extended pursuant to any right to extend granted to the Tenant pursuant to this Lease; and

      .4 Prior to the Landlord delivering any requested consent, the Tenant shall pay to the Landlord by certified cheque a processing fee of Five Hundred ($500.00) Dollars for each request by the Tenant for consent to Transfer.

                         PART 7 - LANDLORD'S COVENANTS

7.1         The Landlord covenants with the Tenant as follows:

      .1 the Landlord covenants with the Tenant for quiet enjoyment and that the Landlord shall perform and observe all covenants in this Lease required to be performed and observed by it; and

      .2 that the Landlord will pay promptly when due all taxes, rates, duties, levies and assessments properly charged against the Premises or against the Landlord in respect of the Premises subject to the Landlord's right to postpone, contest or appeal payment of any such taxes, rates, duties, levies or assessments. This provision shall in no way be interpreted so as to relieve the Tenant from its obligations to pay Realty Taxes or any other taxes chargeable to the Tenant under this Lease.

                               PART 8 - INSURANCE

8.1 The Landlord shall take out and maintain with respect to the Premises and the Building:

      .1    commercial general liability insurance;

      .2 building insurance on the standard commercial building broad form (commonly referred to as the "All-Risk" wording);

      .3 boiler and machinery insurance on the standard comprehensive form on its equipment, including roof-top equipment and electrical installations; and

      .4 loss of rental income insurance including amounts payable by the Tenant to the Landlord as Additional Rent.

            The Landlord, acting reasonably, shall determine all policy terms including deductibles and shall be entitled to maintain such other insurance as it considers advisable. Nothing contained herein shall require the Landlord to maintain any insurance with respect to any loss, injury or damage required to be insured against by the Tenant or with respect to Tenant Property. The proceeds of the Landlord's insurance shall belong to the Landlord although some portions of same may be applied to reduce Operating Costs as provided in this Lease.

8.2         The Tenant shall, at all times, maintain:

      .1 commercial general liability insurance against personal and bodily injury, including death, and property damage, with respect to the Tenant's business and the Premises and the use and occupancy thereof, on an occurrence basis to such limits as the Landlord, acting reasonably, requires from time to time, but in any event not less than Two Million ($2,000,000.00) Dollars for any one occurrence;

      .2 insurance with coverage on the standard commercial property broad form and/or commercial building broad form (i.e. "all risk") fully covering the Premises and the Tenant Property. The insurance required by this section 8.2 shall be for 100% of the current replacement cost and shall be subject only to deductibles and exclusions as the Landlord, acting reasonably, may approve;

      .3 business interruption insurance including loss of profits in an amount sufficient to prevent co-insurance penalties for under-insurance; and

      .4 such other forms of insurance, including boiler and machinery insurance and pollution liability insurance, as the Tenant or the Landlord or any mortgagee of the Premises, acting reasonably, requires from time to time in form, in amounts and for insurable risks against which a prudent tenant would insure.

            All insurance to be effected by the Tenant shall be in amounts and upon terms which the Landlord shall from time to time, acting reasonably, determine to be sufficient. Such insurance shall provide that the Landlord is to be given at least thirty (30) days' written notice of any cancellation or change in the terms of coverage and shall include the Landlord as an additional named insured and contain cross-liability and severability of interest


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                                       -5-


            provisions, as applicable. The Tenant shall, from time to time upon demand by the Landlord, provide to the Landlord certificates or other proof reasonably required by it to establish that the Tenant has insurance in effect which complies with the terms of this section 8.2. If the Tenant fails to insure, to file proof thereof, or if the Landlord receives notice of any cancellation of the Tenant's insurance, the Landlord may effect such insurance and the Tenant shall pay to the Landlord on demand the amount of any premiums paid therefor. If this Lease expires or is terminated at a time when the Building or Leasehold Improvements are damaged or destroyed as a result of a peril required to be insured against by the Tenant, the Tenant shall pay to the Landlord free of any encumbrance, an amount equal to the proceeds of insurance which it receives or would have received if it had maintained the insurance required hereunder with respect to such damage or destruction.

8.3 The Tenant shall not, by act or omission, permit anything to be done, in or upon the Premises which could impair or invalidate any policy of insurance on the Premises or the Building or any part thereof or which could result in the premium for any such policy being increased. In the event of a breach of this section 8.3 by the Tenant, it shall promptly after the receipt of notice from the Landlord specifying the nature of its default, at the option of the Landlord, take such steps as are necessary to remedy the breach, pay the full amount of any such increase, or both. In the event of the cancellation or a threatened cancellation of any such policy, the Landlord shall have the right to immediately enter upon the Premises or any part thereof and take reasonable steps to remedy the breach and recover the cost of doing so from the Tenant.

8.4 If the cause of any threatened cancellation of insurance referred to in section 8.3 cannot be remedied in time to prevent the non-renewal or cancellation of insurance the Landlord shall be entitled to terminate this Lease effective upon written notice to the Tenant.

8.5.1 The Landlord and the Tenant hereby remise, release, and forever discharge the other from all actions, manner of actions, causes of actions, claims, suits and obligations which it has, or may hereafter have against the other for or concerning, or by reason of, or in any way connected with or arising out of, or in consequence of, an occurrence which the releasing party is insured against or which it is required to be insured against pursuant to this Lease. For greater certainty, it is hereby stipulated that the within release shall apply whether or not the claim being released was a result of the negligence of the released party or of any person for whom it is responsible in law. Notwithstanding the foregoing, the within release shall not apply to damage incurred by the Tenant as a result of the Landlord's failure to maintain the roof of the Premises in accordance with its obligations contained in this Lease.

      .2 Notwithstanding anything else herein contained, the release referred to in section 8.5.1 shall only apply to the extent that the releasing party receives proceeds of insurance, or it would have received proceeds of insurance if it had obtained the insurance required to be obtained by it pursuant to this Lease, and the said release shall have no application to the amount of the excess of any claim above and beyond the proceeds of insurance which would have been received by the releasing party if it had held all of the insurance required to be obtained by it pursuant to this Lease. For greater certainty, it is hereby stipulated that the release referred to in section 8.5.1 shall apply to the deductible paid by the releasing party pursuant to any policy of insurance held pursuant to the terms of this Lease.

      .3 For the purposes of this section 8.5 only, the Landlord shall include the Manager.

8.6 To the extent not released under section 8.5, each party shall indemnify and save harmless the other from all claims, demands, causes of action, liabilities, damages, losses or expenses (hereinafter in this section 8.6 to be collectively referred to as the "Liabilities") arising out of or occasioned by:

      .1 any breach by the indemnifying party of any covenant or condition, or term of this Lease;

      .2    any contract, lien on the Premises; and

      .3 an act, default or the negligence of the indemnifying party, its officers, agents, servants, employees, contractors, customers, invitees or licensees.

            For greater certainty, it is agreed by each of the parties that, notwithstanding anything else contained in this Lease, the obligations contained in this section 8.6 shall survive the expiration or earlier termination of this Lease.

8.7         The Landlord shall, from time to time upon demand by the Tenant,


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                                       -6-


            provide to the Tenant certificates or other proof reasonably satisfactory to it to establish that the Landlord has insurance in effect which complies with the terms of Section 8.1.

                        PART 9 - REPAIRS AND MAINTENANCE

9.1 The Landlord will, subject to section 9.2 and Part 10, maintain and repair, or cause to be maintained and repaired, as would a prudent owner of a reasonably similar industrial building, the structure of the Building, including, without limitation, the foundations, exterior wall assemblies including weather walls, sub-floor, roof structure, bearing walls, and structural columns and beams of the Building.

9.2         The Tenant shall:

      (a) be responsible for all routine and periodic maintenance and replacement necessary to keep the Premises and their installations in a good state of repair, reasonable wear and tear excepted, as would a prudent owner including, without limitation, the following: painting every three years; snow removal; landscaping; fencing; lighting; roofing repairs (subject to the limitations in this Lease); paving repairs; and any work required to be carried out by any duly constituted government authority;

      (b) replace any glass broken in the Building including outside windows and doors on the perimeter of the Building;

      (c) keep in force at times during the Term servicing contracts with licensed contractors for the service and maintenance of heating units, air-conditioning units, furnaces (hereinafter referred to collectively as "HVAC Units"), electrical mains and any pressure vessels in use by the Tenant in the Building such contracts to be on industry standard terms and to provide the Landlord with copies thereof upon demand. In the event that, during the Term any of the HVAC Units require replacement, the Tenant shall install a new unit at its own expense. Upon the expiration or other termination of this Lease and prior to the return of the Security Deposit, the Tenant shall deliver to the Landlord a certificate issued by a licensed service contractor indicating that all HVAC Units are in a good state of maintenance and repair and are suitable for operation in accordance with all Laws and the rules and regulations of all applicable utility authorities;

      (d) notify the Landlord, in writing, of any defect or deficiency in, malfunction of, or damage to, the Premises or any equipment or Utilities therein or thereon immediately after same comes to the attention of the Tenant;

9.3 Notwithstanding anything else contained herein, if the Premises or any part therein or thereof, or any equipment, machinery, facilities or improvements contained therein or made thereto, or the roof structure or outside walls of the Building or any other structural portions thereof require repair or replacement or become damaged or destroyed through the use, occupation, negligence, carelessness or misuse of the Tenant or its Invitees, or by such persons in any way stopping up or damaging the HVAC Units, water pipes, drainage pipes or other equipment or facilities or parts of the Building, the cost of repair shall be paid by the Tenant to the Landlord as Additional Rent within five (5) days after presentation of an account of such costs incurred by the Landlord.

9.4 The Tenant will not install any equipment which will exceed or overload the capacity of any utility, electrical or mechanical facilities in the Building and the Tenant will not bring onto the Premises or install any utility, electrical or mechanical facility or service which the Landlord does not approve. The Tenant agrees that if any equipment installed by the Tenant requires additional utility, electrical or mechanical facilities, the Landlord may, in its sole discretion, if they are available, elect to install them at the Tenant's expense and in accordance with plans and specifications to be approved in advance in writing by the Landlord.

9.5 The Landlord, its employees, contractors and agents shall be entitled to enter the Premises and the Building for any purpose permitted or contemplated by this Lease including, without limitation, to effect any repair required or permitted to be made by the Landlord, to effect any repair which is the responsibility of the Tenant and which it fails to make when required, to calculate the area of the Premises or any part thereof, to view the state of repair and maintenance of the Premises or any part thereof, to confirm that the Tenant is complying with its obligations hereunder (including, without limitation, the Tenant's obligations respecting Hazardous Substances and compliance with environmental laws and regulations, in respect to which the Landlord shall be entitled to conduct an environmental audit or any further testing required to ensure such compliance) or to obtain information for plans, provided that such entry is made upon reasonable notice to the Tenant. In


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                                       -7-


            exercising its rights under this section 9.5, the Landlord shall take reasonable efforts to minimize the interference with the conduct of the Tenant's business.

9.6 The Landlord shall have the right to do such work in or upon the Premises as may be necessary to preserve or protect the Premises.

                        PART 10 - DAMAGE AND DESTRUCTION

10.1  (a)   If the Building is destroyed or damaged (including, without limitation, smoke and water damage) as a result of fire, the elements, accident or other casualty required to be insured against by the Landlord pursuant to this Lease or otherwise insured against by the Landlord and not caused by the Tenant, and if as a result of such occurrence:

            (i) the Building is rendered wholly or partially untenantable, this Lease will continue in full force and effect and the Landlord shall, subject to subsections 10.1(b) and 10.2(a), commence diligently to restore the Building to the Base Standard (hereinafter in this Part 10 to be referred to as the "Landlord's Restoration Work") and then only to the extent of the insurance proceeds actually received by the Landlord, and only Net Rent (but not Additional Rent) will abate entirely or proportionately, as the case may be, to the portion of the Building rendered untenantable from the date of the destruction or damage until the Landlord has completed the Landlord's Restoration Work;

            (ii) the Building is not rendered untenantable in whole or in part, the Lease will continue in full force and effect, the Rent will not abate and the Landlord shall, subject to subsection 10.1(b), commence diligently to carry out the Landlord's Restoration Work.

      (b) Notwithstanding subsection 10.1(a), if the Building is damaged or destroyed by any cause whatsoever, and if, in the opinion of a duly licensed architect retained by the Landlord, acting reasonably, the Building cannot be rebuilt or made fit for the use provided for in this Lease within ninety (90) days of the damage or destruction, the Landlord instead of carrying out the Landlord's Restoration Work may, at its option, elect to terminate this Lease by notice in writing to the Tenant. In the case of such election, the Term and the tenancy hereby created will expire upon the thirtieth (30th) day after such notice is given, without indemnity or penalty payable by, or any other recourse against, the Landlord, and the Tenant shall, within such thirty (30) day period, vacate and surrender the Premises to the Landlord. Rent will be due and payable until the date of termination in accordance with the provisions of section
            10.1 of this Lease.

      (c) Upon the Tenant being notified in writing by the Landlord that the Landlord's Restoration Work has been substantially completed, the Rent shall re-commence and the Tenant will forthwith complete the work necessary to restore the Building to the condition existing prior to the damage or destruction (the "Tenant's Restoration Work") and all other work required to fully restore the Building for business.

      (d) Notwithstanding the foregoing, the Landlord shall be entitled to change the specifications of the Base Standard as same existed prior to such damage or destruction and restore according to plans, specifications, and working drawings other than those used in the original construction of the Building, provided that the Building, as re-built, will have reasonably similar facilities and services to those in the Building prior to the damage or destruction having regard, however, to the age of the Building at such time.

                         PART 11 - TENANT'S ALTERATIONS

11.1 The Tenant may, at any time, and from time to time, at its expense, paint or decorate the Building and appurtenances, and make such changes, alterations, additions and improvements as will in the judgment of the Tenant better adapt the Building for the purpose of its business provided that:

            (a) no structural changes, alterations, additions or improvements shall be made without the written consent of the Landlord;

            (b) all changes, alterations, additions and improvements shall comply with all Laws;

            (c) the Tenant shall pay to the Landlord, upon demand, the amount of any increase in Realty Taxes or the cost of the insurance maintained by the Landlord over the Building, to the extent that such increases are attributable to an action by the Tenant under this paragraph;


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                                       -8-


            (d) nothing herein shall entitle the Tenant to make any changes to, or installations upon, the roof of the Building;

            The Landlord shall be entitled, at any time and without notice to the Tenant, to remove or to rectify, at the expense of the Tenant, any item which was not erected in compliance with this section.

11.2 Leasehold Improvements shall become the property of the Landlord upon installation. The Tenant shall not remove any Leasehold Improvements whether at the expiration or sooner termination of the Term, unless requested to do so by the Landlord in which case the Tenant shall remove such Leasehold Improvements as are designated by the Landlord and, if so requested by the Landlord, restore the Premises to the Base Standard not later than the expiration or sooner termination of the Term. For greater certainty, it is hereby stipulated that the Tenant shall not be required to remove any Leasehold Improvements that existed prior to the making of any modifications to the Premises by the Tenant or by the Landlord on behalf of the Tenant, or any Leasehold improvements made by the Landlord pursuant to its obligations contained in this Lease. If not in default, the Tenant may, on the expiration or sooner termination of the Term, remove from the Premises all Tenant Property provided that it repairs any damage to the Premises which may be caused by installation or removal of the Tenant Property and leave the Premises in a neat and tidy condition which the Tenant hereby covenants to do. The Tenant shall lose its right (but not the obligation) to remove and retain all Tenant Property, and all fixtures, furnishings or equipment affixed in any manner to the Premises not removed on the expiry or sooner termination of the Term.

11.3 The Tenant shall surrender to the Landlord at the end of the Term (whether the Term ends by expiry or other termination) the Premises and all Leasehold Improvements not permitted or required to be removed, all in good and substantial repair and condition in accordance with this Lease. The Tenant shall, prior to the end of the Term, at its cost, remove from the Premises any Hazardous Substances which are or have been located, stored or incorporated in or on any part of the Premises by the Tenant. This provision shall survive the expiration or earlier termination of this Lease.

11.4 The Tenant shall have the right to erect signs on the Building denoting its tenancy therein, provided that such signs conform with all municipal by-laws governing such signs, and the Tenant has, prior to erecting the signs, received the written approval of the Landlord as to the type and placement of the signs to be erected.

                               PART 12 - DEFAULTS

12.1 If the Landlord provides to the Tenant written notice of a default in its obligations contained in this Lease (other than a default respecting the payment of Rent) and the Tenant does not rectify such default within ten (10) days thereafter or during such longer period as may be reasonably required in the circumstances to cure such default, the Landlord shall be entitled to remedy such default and the cost to the Landlord of doing so together with interest thereon at the Prescribed Interest Rate from the date of default, shall be paid by the Tenant to the Landlord forthwith upon demand theref or by the Landlord. Nothing in this section 12.1 shall replace or abrogate the Landlord's right to exercise any of its other rights hereunder which rights are in addition to those contained in this section. In the event of an emergency, the Landlord shall be entitled to proceed to remedy a default without first providing notice to the Tenant.

12.2        A default of this Lease shall have occurred if:

      .1 the tenant defaults in the payment of any Rent (including, without limitation, any regularly scheduled payment on account of Additional
            Rent);

      .2 the Tenant defaults in the payment of any Additional Rent which is not a regularly scheduled payment of Additional Rent, and the default continues for a period of five (5) days following notice from the Landlord;

      .3 the Tenant fails to cure a default under this Lease (other than a default respecting the payment of Rent) within ten (10) days or such longer period as may be reasonably required in the circumstances to cure such default after receiving notice from the Landlord to do so;

      .4 any property of the Tenant becomes subject to an execution which remains outstanding for more than ten (10) days; a receiver of any property of the Tenant is appointed; the Tenant or any guarantor or indemnifier of this Lease makes an assignment for the benefit of creditors or makes any assignment or has a receiving order made against it under the Bankruptcy Act and Insolvency Act, or becoming bankrupt or insolvent makes application for relief under the


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
            provisions of any statute now or hereafter in force concerning bankrupt or insolvent debtors, or any action whatever, legislative or otherwise, is taken with a view to the winding up, dissolution or liquidation of the Tenant or any guarantor or indemnifier of this Lease;

      .5 any insurance policy is cancelled or not renewed by an insurer by reason of the use or occupation of the Premises;

      .6 the Tenant makes any bulk sale or removes any substantial part of the Tenant Property from the Premises other than pursuant to a permitted Transfer or by reason of same no longer being required for the conduct of the Tenant's business provided that other Tenant Property of equal or greater value and utility is contemporaneously substituted therefor;

      .7 re-entry is permitted under any other provision of this Lease or in law.

12.3 In the event of the occurrence of a default as defined in section 12.2, the then current month's Rent together with the Rent for the three (3) months next ensuing shall immediately become due and payable, and at the option of the Landlord the Term shall become forfeited and void, and the Landlord may without notice or any form of legal process whatsoever forthwith re-enter the Premises, anything contained in any statute or law to the contrary notwithstanding, and may expel all persons and remove all property from the Premises and such property may be removed and sold or disposed of by the Landlord as it deems advisable or may be stored in a public warehouse or elsewhere at the cost and for the account of the Tenant without the Landlord being considered guilty of trespass or conversion or becoming liable for any loss or damage which may be occasioned thereby, provided, however, that such forfeiture shall be wholly without prejudice to the right of the Landlord to recover arrears of Rent and damages for any antecedent default by the Tenant of its covenants under this Lease. Should the Landlord at any time terminate this Lease by reason of any such event, then, in addition to any other remedies it may have, it may recover from the Tenant all damages it may incur as a result of such termination.

12.4 The rights of the Landlord in this Lease are cumulative and not alternatives and reference to any particular right, remedy or remedies of the Landlord in respect of any default by the Tenant shall not preclude the Landlord from exercising any and all of its other rights and remedies in respect thereof, whether available at law, in equity, by statute, or expressly provided for herein. No right or remedy shall be exclusive or dependent upon any other right or remedy, and the Landlord may from time to time exercise any one or more of such rights and remedies generally or in combination. The Landlord shall have the same rights and remedies for collection of Additional Rent in arrears as it has for the collection of Net Rent whether such rights exist by virtue of this Lease, statute, common law or equity.

12.5 The Tenant waives the benefit of any law or statute limiting the Landlord's right to distress and agrees that none of the Tenant's goods, fixtures, chattels or other property shall be exempt from distress for arrears of Rent.

12.6 The Tenant shall not have or exercise any right or remedy with respect to a default by the Landlord unless it provides to the Landlord written notice of the default and the Landlord fails to cure the default within ten (10) days or such longer period as may be reasonably required in the circumstances to cure such default.

12.7 The right of the Landlord to recover arrears of Rent and the right of each party to recover damages for an antecedent default by the other shall not be affected by the expiry or termination of this Lease whether by elapse of time or by the exercise of any right of either the Landlord or the Tenant pursuant to this Lease.

12.8 No payment by the Tenant or receipt by the Landlord of a lesser amount than the Rent herein stipulated shall be deemed to be other than on account of the earlier stipulated Rent, nor shall any endorsement or statement on any cheque or any letter accompanying any cheque or payment of Rent be deemed an accord and satisfaction, and the Landlord may accept such cheque or payment without prejudice to the Landlord's rights to recover the balance of such Rent or pursue any other remedy provided in this Lease.

                           PART 13 - LANDLORD'S TITLE

13.1 If the Building or any part of the Building is condemned or declared unfit for public use by any competent body, the Landlord shall be entitled to terminate this Lease by notice in writing to the Tenant.

13.2        The Landlord and the Tenant agree to co-operate with the other in


Free-Standing, Industrial - May, 1994
            respect of any expropriation of all or any part of the Premises, so that each may receive the maximum award in the case of any expropriation to which they are respectively entitled at law.

13.3 The Landlord, at any time and from time to time, may sell, transfer, lease, assign or otherwise dispose of the whole or any part of its interest in the Premises or any part thereof or enter into a mortgage of the whole or any part of its interest in the Premises and upon any party acquiring the interest of the Landlord to the Building, the Landlord shall thereupon be released from all of its covenants under this Lease.

13.4 Provided that the Tenant receives a non-disturbance agreement on terms reasonably satisfactory to it from each mortgagee of the Premises, this Lease and all rights of the Tenant under this Lease are subject and subordinate to all mortgages now or hereafter made by the Landlord, except that the holder of any such mortgage may subordinate and postpone such mortgage to this Lease at any time by an instrument in writing to such effect registered against the title to the Premises without any further consent or agreement of the Tenant. The Tenant, if so requested, shall attorn to such mortgagee when such mortgagee takes possession of the Premises and to any purchaser of the Premises and shall recognize such mortgagee or purchaser as the Landlord under this Lease.

13.5 The Tenant shall, at its own expense, immediately discharge or vacate all construction, mechanics' or other liens or executions that may be filed during the Term against this Lease, the Premises or any part thereof with respect to any work or services performed or goods or material furnished at the request of, for, or on behalf of, the Tenant.

13.6 The Tenant shall not register this Lease or any part thereof but may register, with the prior approval of the Landlord, a notice or caveat in respect thereof, which notice or caveat shall disclose only the existence and Term of this Lease and such other non-financial terms as the Landlord may approve.

                                PART 14 - GENERAL

14.1 A waiver by either party of any breach or non-compliance by the other party under any provision of this Lease and a waiver by either party of any term or condition of this Lease shall not be a waiver of any continuing or subsequent breach or failure of any other provision, term or condition, and any forbearance or failure to seek a remedy for any breach or failure shall not be a waiver of any rights and remedies with respect to such or any subsequent breach or failure.

14.2 In the event that either party shall, by reason of Force Majeure, be unable to fulfil, or shall be delayed or restricted in the fulfilment of, any obligation (other than the payment of any money) under any provision of this Lease, such party shall, so long and to the extent that any such impediment exists, be relieved from the fulfilment of such obligation and shall be granted a reasonable period of time to fulfil the obligation once the Force Majeure ceases to exist and the other party shall not be entitled to compensation for any resulting loss, damage, inconvenience, nuisance or discomfort.

14.3 This Lease contains the whole agreement between the parties with respect to the subject matter of this Lease. There is no promise, inducement, representation, warranty, collateral agreement or condition affecting the Premises or any part thereof, the business to be conducted by the Tenant, or this Lease other than as expressed in this Lease. All representations and inducements made by either party or their representatives which are relied upon by the other party are contained herein and each party disclaims reliance on any other representation or inducements.

14.4 The terms and conditions of this Lease including those related to the provisions of Utilities shall be automatically amended from time to time to the extent necessary for the Landlord to comply with any directive, policy or request of a governmental or quasi-governmental authority acting in the fields of energy, conservation, waste management and disposal, security or other area of public interest.

14.5 Any notice provided for in this Lease shall be addressed to the Landlord at the address at which Rent is to be paid pursuant to section 3.2 or in default of such address having been determined at 3700 Steeles Avenue West, Suite 800, Woodbridge, Ontario, L4L 8M9 and to the Tenant or the Indemnifier at the Premises after the Commencement Date and at the address set forth in paragraph 9 of the Key Item Index prior to such date. Notices shall be in writing and signed by the party giving the notice and shall be effectively given by registered mail or by delivery to the said address. Any written notice so given shall be deemed to have been given three (3) postal delivery days after the day it was so mailed by registered mail or


Free-Standing, Industrial - May, 1994
            upon the day it was so delivered. Any party may, from time to time by notice to the other(s), change its address for the purpose of any subsequent notice. The Manager shall be entitled to sign a notice on behalf of the Landlord.

14.6 To the extent that any provision of this Lease or the application thereof to any person or circumstance is held to be invalid or unenforceable by a court of competent jurisdiction, the remainder of this Lease or the application of such provision to persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby and each provision of this Lease shall be separately valid and enforceable to the fullest extent permitted by law.

14.7 The Tenant hereby expressly waives the benefits of Section 35 of the Landlord and Tenant Act and any amendments thereto and of any present or future act of the Legislature of the Province of Ontario permitting the Tenant to claim a Set-Off against the Rent to be paid hereunder for any cause whatsoever.

14.8 Each party at any time and from time to time within ten (10) days after notice from the other shall execute and deliver to the other a written statement addressed to such persons as the party requesting the certificate may require, certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the modifications and that the same is in full force and effect as modified), the amount of the Rent then being paid under this Lease, the dates to which the same, and the other sums provided in this Lease to be paid by the Tenant, have been paid, the Commencement Date and duration of the Term and stating whether or not there is any existing default of which it has notice, and the particulars and amount of insurance policies on the Premises.

14.9 Each party agrees that the following certificates shall be conclusive and binding in respect of any question of fact or opinion with respect to the following matters:

      .1 a certificate procured by the Landlord from an architect, professional engineer, land surveyor or other qualified individual as to: the area of any part of the Premises or the Building; any question of fact concerning the completion of any construction or other work, either by the Landlord or the Tenant; the extent to which the completion of any work or obligation has been delayed by Force Majeure; the cause of any destruction or damage and the extent and duration for which the Building or any part thereof will be incapable of being used for its intended purposes by reason of any destruction or damage; and

      .2 a certificate procured by the Landlord from a licensed public accountant including, without limitation, the Landlord's auditor, respecting any question of fact or opinion concerning the computation, determination or allocation of Additional Rent or the proper amount of any payment to the Landlord or the Tenant under this Lease.

            Any certificate procured by the Landlord shall be prepared using generally accepted practices and procedures appropriate to such certificate.

14.10 This Lease may not be amended or altered except by an instrument in writing signed by the Landlord and the Tenant and such alteration shall be binding upon the Indemnifier whether or not it is executed by the Indemnifier.

14.11 The submission by the Landlord to the Tenant of this Lease shall have no binding force or effect, shall not constitute an option for leasing the Premises, or confer any rights or impose any obligations upon either party until the execution and delivery of this Lease by the Tenant and the Landlord.

14.12 If two or more persons comprise the Tenant, the liability of each is joint and several. If the Tenant is a partnership or other business association, the members of which are subject to personal liability, the liability of each member is joint and several.

14.13 This Lease shall enure to the benefit of and be binding upon the parties hereto, and their permitted heirs, executors, administrators, successors and assigns. No successor or assign of the Tenant shall be entitled to claim any benefit or to enforce this Lease unless the Transfer to it was made in full compliance with the requirements of this Lease, or was subsequently ratified by the Landlord in writing.

14.14 The Tenant covenants that it has all requisite power and possesses all licenses, franchises, permits, consents, approvals and other rights necessary to enable it to enter into this Lease and carry out its obligations herein.

14.15 Notwithstanding any rule or maxim of construction to the contrary, any ambiguity or uncertainty shall not be construed against any party hereto by reason of the authorship of any of the provisions hereof.


Free-Standing, Industrial - May, 1994

                               PART 15 - INDEMNITY

15.1        INTENTIONALLY DELETED.

            IN WITNESS WHEREOF the Parties hereto have executed this Lease.

SIGNED, SEALED AND DELIVERED        Landlord:
    in the presence of
                                    N.H.D. PROPERTIES LIMITED

                                    PER: /S/ [ILLEGIBLE]
                                         ---------------
                                         Name: EDWARD K. SORBARA
                                         Title: President

                                    I have the authority to
                                    bind the Corporation.

                                    Tenant:
                                    ROSEDALE WALLCOVERINGS INC.

                                    PER: /S/ Alan Fine
                                         -------------
                                         Name:
                                         Title: President

                                    PER: /S/ Sidney Ackerman
                                         -------------------
                                         Name:
                                         Title:

                                    I/We have authority to bind the Corporation.


Free-Standing, Industrial - May, 1994

                                  SCHEDULE "B"

In this Lease the following expressions shall have the following meanings:

"Additional Rent" shall mean all amounts payable by the Tenant to the Landlord or to any other person pursuant to this Lease (other than Net Rent);

"Base Standard" means the state of the Premises before the addition of any modifications by the Tenant or by the Landlord on behalf of the Tenant other than those which the Landlord has specifically agreed to make pursuant to this Lease. Notwithstanding the foregoing, for the purpose of Part 10 of this Lease "Base Standard" shall mean in respect of the building premises which are finished with the standard building base systems in respect of electricity and plumbing and which have installed therein all perimeter windows, and bare concrete floors and walls, in compliance with the then applicable building standards.

"Building" means the building described municipally in paragraph 1 of the Key
Item Index which contains approximately the number of square feet (as determined in accordance with the applicable B.O.M.A. standards) set out in paragraph 3 of the Key Item Index.

"Business Taxes" means business taxes or assessments or any other taxes, assessments, rates and levies in respect of the existence of, or any use, enjoyment, possession or occupancy of, or business carried on in or upon the whole or any portion of the Premises imposed by any governmental authority having jurisdiction, but does not include Realty Taxes.

"Change in Control" means, in the case of any corporation or partnership, the transfer, by sale, assignment, operation of law, transmission on death, mortgage, trust, issuance from treasury, cancellation or redemption, or otherwise, of any shares, voting rights or interest, which will result in a change of the identity of the person exercising, or who might exercise, effective control of such corporation or partnership whether directly or indirectly, unless such change occurs as the result of trading in shares listed upon a recognized stock exchange.

"Commencement Date" means the first day of the Term.

"Design Specifications" has the meaning provided in the Fixturing Schedule, if such a schedule is attached to this Lease.

"Fixturing Schedule" means the provisions set forth in Schedule "E" to this Lease, if such a schedule is attached to this Lease.

"Force Majeure" means a fire, inclement weather, strike, lock-out or other casualty or contingency beyond the reasonable control and not the fault of the party thereby affected (including, without limitation, any delays caused by any failure of a utility or other authority to approve any application of the Landlord or take any action required by the Landlord to carry out its obligations hereunder), where the effects of such casualty or contingency are not avoidable by the exercise of reasonable effort or foresight by such party (but does not include insolvency, lack of funds, or other financial casualty or contingency).

"Hazardous Substances" means any contaminant, pollutant, dangerous substance, potentially dangerous substance, noxious substance, toxic substance, hazardous waste, flammable, explosive, radioactive material, urea formaldehyde foam insulation, asbestos, PCBs and substances or any other materials now or hereafter declared or defined to be hazardous, toxic, contaminants or pollutants in or pursuant to any Laws.

"Invitees" when used in respect of the Tenant shall include its officers, directors, employees, customers, suppliers, clients, contractors, agents, invitees and other persons for whom it is responsible at law.

"Key Item Index" shall mean the index identified as such and attached to the front of this Lease.

"Laws" shall mean the laws, by-laws, ordinances, orders, rules and regulations of all county, municipal, regional, provincial or federal government or governmental authority having jurisdiction over the Tenant or the Premises in force during the Term;

"Leasehold Improvements" means all fixtures, improvements, installations, alterations and additions from time to time made, constructed, erected or installed in or to the Premises with the exception of the Tenant Property;

"Manager" means the party set forth in paragraph 6 of the Key Item Index being the Landlord's authorized agent and manager for the Premises or such replacement as the Landlord may appoint from time to time.

"Mortgage" includes a mortgage, pledge, charge, hypothec, privilege, encumbrance or any other financing arrangement and "Mortgagee" means the holder of any of the foregoing.

"person" means any individual, corporation, partnership, trust other legal entity or other business association and includes a government or departmental subdivision thereof.


Free-Standing, Industrial - May, 1994

"Premises" shall mean the premises described in paragraph 1 of the Key Item
 Index and which are identified on Schedule "A" and include the Building.

"Prescribed Interest Rate" means, with respect to any period, a rate of interest which is three (3) percentage points per annum above the rate of interest per annum established by the Landlord's Bank, as a reference rate of interest to determine the interest rates such bank will charge for Canadian dollar commercial loans to its customers in Canada and which such bank quotes or publishes as its "prime rate".

"Realty Taxes" means all real property, municipal, school or local improvement taxes, assessments or charges or any other taxes, assessments or charges imposed upon or in respect of any real property from time to time by any governmental authority, including any costs incurred by the Landlord in determining or verifying the propriety or reasonableness of or contesting the same in good faith, excluding Business Taxes and any income or profits taxes upon the income of the Landlord, to the extent any such tax is not imposed in lieu of any tax, assessment or charge upon or in respect of the Premises or upon the Landlord in respect thereof. If any other taxes, assessments or charges are imposed by any governmental or regulatory authority upon or in respect of all or any portion of the Premises, the revenues therefrom or the Landlord, in substitution for or in addition to any Realty Taxes from time to time imposed, then any such other tax, assessment or charge shall be deemed to be a Realty Tax.

"Rent" means Net Rent and Additional Rent.

"Rules" means the rules, procedures and requirements as amended and supplemented from time to time (initially as set forth in Schedule "C" to this Lease), governing the manner in which the Tenant shall operate and conduct its business.

"Sales Taxes" shall mean any goods and services, sales, business transfer, multistage sales, use, consumption, value-added or other similar taxes imposed by the Government of Canada, or by any provincial or local government, upon the Landlord or the Tenant on or in respect of this Lease, the payments made by the Tenant hereunder or the goods and services provided by the Landlord, including but not limited to, the rental of the Premises and provision of administrative services to the Tenant or to others.

"Tenant Property" means the trade fixtures, chattels, merchandise, personal effects and signs of the Tenant in or upon the Premises.

"Term" shall mean the period set forth in paragraph 2 of the Key Item Index and any further period during which the Tenant is in possession of the Premises pursuant to a validly exercised right to extend the Term granted pursuant to this Lease;

"Transfer" means any assignment, sublease, Change in Control, or parting with possession, or any other transaction or occurrence (including an expropriation, amalgamation, receivership, seizure by execution or other legal process or the granting by the Tenant of a pledge, Mortgage or other security interest) which has or might have the effect of changing the identity of the Tenant or the person controlling the Tenant, or, changing the identity of the person having use, occupancy or possession of the whole or any part of the Premises, whether such change is or might be immediate, deferred, conditional, exclusive, non-exclusive, permanent or temporary.

"Utilities" means water, sewer, gas, fuel, electricity, telephone, waste disposal and other utilities or services or any combination thereof.


Free-Standing, Industrial - May, 1994

                                  SCHEDULE "C"

                                      RULES

1. The skylights and windows that reflect or admit light into passageways or into any place in the Building shall not be covered or obstructed by the Tenants, and no awnings shall be put up without the prior written consent of the Landlord.

2. If any sign, advertisement or notice shall be inscribed, painted or affixed by the Tenant on or to any part of the Premises or the Building whatsoever, except with the written consent of the Landlord, then the Landlord shall be at liberty to enter in or on the Premises or any part thereof and pull down and take away and remove any such sign, advertisement or notice, and the expense thereof shall be payable by the Tenant.

3. The Tenant shall not bring in or take out, position, construct, install or move any safe, business machine or other heavy office equipment without first obtaining the consent in writing of the Landlord. In giving such consent, the Landlord shall have the right in its sole discretion to prescribe the weight permitted and the position thereof, and the use and design of planks, skids or platforms to distribute the weight thereof. All damage done to the Building by moving or using any such heavy equipment or other office equipment or furniture shall be repaired at the expense of the Tenant.

4. No public or private auction or other similar type of sale of any goods, wares or merchandise shall be conducted in or from the Premises without the written permission of the Landlord.

5. The toilets, urinals, sinks and other water apparatus shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, ashes or other substances shall be thrown therein. Any damage resulting by misuse shall be borne by the Tenant.

6. No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building.

7. No space in the Building shall be used for any immoral or illegal purpose, lodging, sleeping, or the storage of personal effects or articles other than those required for business purposes.

8. If the Tenant desires telephone or other connections, the Landlord will direct the installers/electricians as to where and how the wires are to be introduced, and without such directions no boring or cutting for wires will be permitted. No pipes or wires or conduits will be permitted which have not been ordered or authorized in writing by the Landlord, and no outside radio or television aerials shall be allowed on the Building without authorization in writing by the Landlord. The Tenant shall not mark, drill into, bore or cut or in any way damage the walls, ceilings or floors of the Building without the Landlord's prior written approval. No broadloom or carpeting shall be affixed to the Building by means of a non-soluble adhesive or similar product.

9. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by the Tenant, nor shall any changes whatsoever be made to existing locks or the mechanisms thereof except by the Landlord, at its option. The Tenant shall not permit any duplicate keys to be made. Additional keys as are reasonably required shall be supplied by the Landlord when requested by the Tenant in writing and such keys shall be paid for by the Tenant, and upon termination of the Tenant's Lease, the Tenant shall surrender to the Landlord all keys to the Premises and the Building.

10. Nothing shall be placed on the outside of window sills or projections of the Building.

11. The Tenant shall not permit any commercial cooking in the Building without the written consent of the Landlord.

12. All garbage and refuse shall be kept in the kind of containers specified by the Landlord and shall not be burned in or about the Premises.

13. The Landlord shall have the right to make such other and further reasonable rules as in its judgment may from time to time be helpful for the safety, care, cleanliness and appearance of the Premises and the Building, and for the preservation of good order therein, and the same shall be kept and observed by the Tenant and its Invitees.


Free-Standing, Industrial - May, 1994

                                  SCHEDULE "D"

                               SPECIAL PROVISIONS

1. The Landlord represents and warrants that the building is structurally sound and that all of the heating, air conditioning, electrical and plumbing equipment (including sprinklers) (hereinafter to be referred to as the "Equipment") shall be in good repair and operating condition at the commencement of the Term and shall provide a certificate to that effect for any equipment that is not new at the commencement of the Term.

2. The Landlord covenants to provide the Premises to the Tenant in a broom-swept condition.

3. The Tenant hereby agrees that it shall have sole responsibility for the cost of the annual maintenance of the sprinklers in the Premises and for any upgrades or changes to the sprinklers required during the Term as a result of the Tenant's use of the Premises. The Landlord agrees that in the event that during the first year of the Term there is a malfunction of the sprinklers which is not occasioned by an act or omission of the Tenant or any of its Invitees, it shall, for a period of three years thereafter, be resposible for any increase in the Tenant's insurance premiums for contents insurance arising as a result of a claim resulting from such malfunction.

4. The Landlord hereby agrees to remove any existing signs affixed to the Premises at its sole cost and expense.

5. The Landlord hereby agrees that it shall be solely responsible for the payment of any real estate commissions owing to the listing agents as a result of the leasing of the Premises to the Tenant.

6.    Building Area

      It is understood and agreed that the rental of the Building is based upon approximately 47,104 square feet of net rentable area. Within thirty (30) days after the commencement of the Term, the Landlord shall provide an architect's certificate determining the exact net rentable area, and that any adjustments in the actual area of the Building shall result in a corresponding adjustment in rent payable. Calculation of net rental area shall be made in accordance with the applicable B.O.M.A. standards.

7.    First Refusal to Purchase

      (i) If at any time during the first three (3) years of the original term of this Lease, the Landlord receives a bona fide offer to purchase the Premises which the Landlord is willing to accept, the Landlord shall give written notice of the offer to the Tenant by sending to it a true copy of the offer and the Tenant shall have the right, during the 72 hours after the giving of such notice, by written notice to the Landlord, to elect to purchase the Premises for the price and upon the terms and conditions contained in the offer.

      (ii) If the Tenant does so elect, the notice given by it shall constitute a binding agreement of purchase and sale. If the Tenant does not elect, the Landlord shall be free to sell the Premises on the terms and condtions set forth in the offer. If the Premises are not sold pursuant to the offer, the Landlord shall be obliged to submit any further offer to the Tenant by giving written notice of it to the Tenant in the manner provided in sub-paragraph (i).

      (iii) The rights of the Tenant set forth in sub-paragraphs (i) and (ii) shall not be enforceable against any assignee of the freehold.


Free-Standing, Industrial - May, 1994

                                  SCHEDULE "E"

                               FIXTURING SCHEDULE

PART 1 - DEFINITIONS

1.1 In this Fixturing Schedule terms defined in the Landlord's Standard Form of Lease are used with the meanings so defined and the following additional defined terms have the meanings indicated:

"Design Specifications" means the standards and procedures specified by the Landlord from time to time as applicable to any work or material to be done to the Premises including, without limitation, the preparation and approval of plans in the conduct and completion of Tenant's Work. Without limiting the generality of the foregoing, the Design Specifications shall relate to the architectural, mechanical, and Utilities standards and specifications required by the Landlord.

"Landlord's Work" means all items of work specified in Part 3.

"Landlord's Work on Tenant's Behalf" means all the work described in this Fixturing Schedule to be performed by or on behalf of the Landlord at the Tenant's expense.

"Lease" means the offer, agreement or lease to which this Fixturing Schedule is attached or incorporated by reference.

"Plans" means plans, specifications and drawings.

"Premises Outline" means the plans described as such in Section 2.1.

"Final Tenant Plans" means the final plans described in Part 2 as approved by the Landlord.

"Tenant's Work" means all items of work described or referred to in Section 4.7 of this Schedule.

PART 2 - PLANS AND APPROVALS

2.1 Premises Outline

            The Landlord may provide to the Tenant a Premises Outline consisting of one or more plans which show the approximate dimensions of the Premises and the approximate location of its boundary walls and which may show the approximate location of mechanical equipment and Utilities serving the Premises.

2.2 Design Specifications

            The Tenant agrees that all Tenant's Work and plans shall conform to the Design Specifications.

2.3 Tenant's Plans

            The Tenant shall submit to the Landlord preliminary and final Plans and a completion schedule for the Tenant's Work in accordance with the requirements and procedures set out in the Design Specifications. The approval of Final Tenant Plans by the Landlord for all the Tenant's Work is required prior to the commencement of any such work. The Landlord may require revisions to such plans as a condition of its approval. The Landlord may remove or correct at the expense of the Tenant, any Tenant's Work which is not done in accordance with the plans, information and revisions delivered to and approved by the Landlord or is not otherwise in accordance with the requirements of the Lease and the Design Specifications and which has not been removed or corrected forthwith after request by the Landlord. The Landlord's approval of plans shall not constitute an assumption of any responsibility by the Landlord for their accuracy or sufficiency, or their compliance with applicable Laws and the Tenant shall be solely responsible for all such items.

2.4 Plan Review Charge

INTENTIONALLY DELETED.

PART 3 - LANDLORD'S WORK

3.1 Existing Premises

            The Tenant accepts the Premises in an "as is" condition except for completion of any further work which is specified in this Fixturing Schedule or the Lease to be done by the Landlord at the Landlord's expense.

3.2 Floors

            If the Tenant's use of the Premises requires any allowable live floor load to be increased, the Landlord shall perform the upgrading work at the Tenant's expense.


Free-Standing, Industrial - May, 1994

3.3 Landlord's Work

            The Landlord agrees that it shall, at its sole cost and expense, prior to the commencement of the Term, carry out the work set forth on Schedule "E-1" hereto.

PART 4 - CONDUCT OF TENANT'S WORK

General Rules Regarding Tenant's Work

4.1 Tenant's Contractors

            The Tenant shall obtain the Landlord's approval of any general contractor or subcontractor whom the Tenant proposes to involve in the completion of the Tenant's Work prior to retaining same. The Tenant shall obtain or cause its contractors to obtain commercial general liability insurance against personal and bodily injury, including death, and property damage on an occurrence basis and having limits of not less than Two Million ($2,000,000.00) Dollars in respect of any one occurrence and such insurance shall be in force prior to the Tenant or its contractors gaining access to the Premises, if required by the Landlord.

4.2 Landlord's Access for Inspection

            All Tenant's Work shall be subject to the inspection, supervision and approval of the Landlord. The Landlord and its authorized employees and agents shall have access to the Premises at all times for the purpose of inspecting the Tenant's Work or conducting the Landlord's Work.

4.3 Accuracy of Landlord's Plans

            The Landlord makes no representations in respect of the accuracy (and is not responsible for any inaccuracy) of any dimensions shown on any Plans.

            The Tenant acknowledges it is its sole responsibility to confirm to its satisfaction prior to commencing any of the Tenant's Work, that any and all dimensions shown on the Premises Outline, Final Tenant Plans and any other plans are accurate and conform to actual measurements and dimensions.

4.4 Structure

            The Tenant shall not, without the prior written consent of the Landlord, allow or cause any conduit, pipe sleeves, chases or duct equipment opening in any floors, columns, walls or roofs of the Premises or the Building to be cut or drilled or allow or cause to be imposed upon any floor area of the Premises or the Building a greater working load than the maximum allowable live load of such floor area, or cause to be suspended from the underside of the roof, roof structure, or ceiling, any load other than normal ceiling and lighting loads. The Landlord shall perform, at the Tenant's expense, any work contemplated by the Final Tenant Plans which may affect the integrity of any base building component.

4.5 Commencement of Tenant's Work

            No Tenant's Work shall be commenced or undertaken until all procedural and approval requirements contained in this Fixturing Schedule (including the Design Specifications) have been satisfied by the Tenant.

4.6 On-Site Plans

            The Tenant shall keep accessible within the Premises during the conduct of any Tenant's Work, one set of Final Tenant Plans with the Landlord's consent endorsed thereon.

4.7 Tenant's Work

            The Tenant shall carry out and complete, promptly, and in a good and workmanlike manner, all work necessary to prepare the Premises including ceilings, plumbing, electrical, metering, fire-rating and any other work, improvements or finishings necessary to prepare the Premises for its use including the demolition and disposal of any existing improvements and fixtures in the Premises, as well as any alterations to such items and the Premises proposed to be done by the Tenant at any time during the Term. All such work shall only be undertaken and carried out in compliance with the Final Tenant Plans, the Design Specifications and this Fixturing Schedule.

PART 5 - PAYMENT SCHEDULE

5.1 Landlord's Work at Tenant's Expense

            The Tenant shall upon receipt of an invoice therefor from the Landlord pay the cost of all Landlord's Work at the Tenant's Expense and any other work undertaken, performed or paid by the Landlord on the Tenant's behalf. In the absence of an agreement between the Landlord and the Tenant to the contrary, the cost of such work shall include the actual cost of all labour, materials, taxes and architectural, engineering and contractors' fees, and an administration fee equal to fifteen percent (15%) of the total of such costs.


Free-Standing, Industrial - May, 1994

In the absence of actual cost figures the Landlord shall preparea reasonable estimate of the cost and the Tenant shall make payments based on such estimate in accordance with this section. Appropriate adjustments shall be made between the parties when the work is completed and actual costs are known. This paragraph shall not apply to the work referred to in paragraph 3.3 herein.


Free-Standing, Industrial - May, 1994

                                 SCHEDULE "E-1"

LANDLORD'S WORK

Ground Floor

Re-configure offices on ground floor in a lay-out to be agreed upon between the Landlord and the Tenant (all to be done substantially similar to existing construction)ith the Landlord's standard finishes , which will consist of the following:

28 oz. broadloom complete with carpet base ($16.00/square yard allowance), ceramic tile flooring only in office washrooms, 3 5/8" metal stud partition complete with 1/2" drywall on both sides to underside of ceiling, 3 piece hollow metal door frame complete with standard paint grade wood flush door, standard 2' x 4' acoustical suspended T-bar ceiling system complete with 2' x 4' fluorescent light fixtures to standard office foot candle rating, 2 coat latex paint finish on walls (1 colour throughout).

Existing washrooms and other office areas which are not to be renovated, shall be cleaned and/or repaired and painted as required.

Second Floor

Construct on second floor a studio area in a lay-out to be agreed upon, finishings to be the same as for ground floor except where otherwise expressly provided herein, including washrooms consisting of standard ceramic tile flooring only, plumbing fixtures and/or vanities similar to existing, 3 5/8" metal stud partition complete with sound insulation (washroom only) and 1/2" drywall both sides to underside of ceiling, 2' x 4' suspended acoustical T-bar ceiling complete with mechanical ventilation and 2 coats of semi-gloss paint finish on walls. The Landlord shall construct stairs from the existing entrance to the west of the existing office to the second floor which shall be used as the main access point for this area.

Lunchroom to consist of the following:

vinyl tile floor complete with vinyl base, 1 stainless steel sink in a 6'-0" long counter (melamine finish), 3 5/8" drywall partition complete with 1/2" drywall on both sides, 2' x 4' suspended acoustical T-bar ceiling system and 2 coat semi-gloss latex paint finish on walls.

Warehouse Plant

Install two new truck-level overhead doors (high lift) at rear of Premises, together with dock levellers (25,000 lbs. capacity, semi-automatic), bumpers, neoprene door seals and related grading and paving.

Install additional heating equipment in plant area as necessary to meet local building codes.


Free-Standing, Industrial - May, 1994

                                  SCHEDULE "G"

OPTION TO EXTEND

1.1 The Tenant may extend this Lease for 2 successive periods of 5 years (each of which period is called an "Extension"), commencing on the day following the date of expiration of the initial term of this Lease or the first such Extension, as the Case may be, provided that the Tenant shall only be entitled to extend this Lease in the event that it:

      (a) has duly and regularly paid the Rent and has observed and performed each and every one of the covenants and agreements herein to be performed by the Tenant, on a timely basis, until the time that the option is exercised and thereafter until the Extension in question takes effect;

      (b) the Tenant is the original tenant under this Lease and is itself in possession of the whole, of the Premises;

      (c) advises the Landlord in writing that it wishes to extend this Lease not more than 12 months and not less than 6 months prior to the expiration of the initial term of this lease or the then current Extension, as the case may be, failing which this right of Extension shall be rendered null and void.

1.2 If the Tenant exercises its right to extend in accordance with the foregoing, this Lease shall be extended upon the same terms and conditions herein contained, save and except as follows:

      (a) the Tenant shall only be entitled to a total aggregate number of Extensions equal to the number of successive periods referred to above so that there will be no further right to extend following the exercise of the 2nd right to extend. For greater certainty, it is hereby stipulated that if the Tenant exercises all of the within rights of Extension in accordance with this Lease, the Tenant shall be entitled to lease the Premises for a total of 10 years following the expiration of the initial term of this Lease, unless this Lease is sooner terminated;

      (b) the Landlord will not be required to perform the Landlord's Work, if any, and the Tenant will not be required to perform the Tenant's Work, if any, and the Tenant will not be entitled to any leasehold improvement allowance, tenant inducement or rent free period;

      (c) the Net Rent payable during each year of an Extension shall be the greater of the current fair market rental value of the Premises at the time the right of Extension is exercised and the Net Rent payable in the immediately preceding Lease Year. In the event that the Net Rent which shall be applicable during the Extension has not been mutually agreed upon by the Landlord and the Tenant at least 3 months prior to the expiry of the initial term or the then current Extension, as the case may be, by reason of the parties' inability to agree upon the current fair market rental of the Premises, the said fair market rental shall be determined by arbitration by a single arbitrator chosen by the Landlord and the Tenant, and if they cannot agree upon the arbitrator within 5 days after a written request for arbitration by either party to the other, either party may apply to a judge for the appointment of an arbitrator in accordance with the provisions of the Arbitrations Act (Ontario). The provisions of the Arbitrations Act shall govern the arbitration and the decision of the arbitrator shall be final and binding upon the parties and there shall be no appeal therefrom. The arbitrator shall be instructed to render its decision no later than 15 days prior to the expiry of the initial term or the then current Extension, as the case may be. All documents and proceedings with respect to the arbitration are to be kept confidential by each of the parties.

1.3 The exercise of the within rights of Extension are solely within the control of the Tenant and nothing contained in this Lease, including, without limitation, this Schedule, obligates or requires the Landlord to remind the Tenant to exercise the within rights of Extension.